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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) - October 17, 2001



                               MARKET AMERICA INC.
             (Exact name of registrant as specified in its charter)





       North Carolina                   000-23250               56-1784094
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)



           1302 Pleasant Ridge Road, Greensboro, North Carolina 27409 (Address of principal executive offices, including zip code)


       Registrant's telephone number, including Area Code - (336) 605-0040



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     Item 5. Other Events

          On October 17, 2001, Market America Inc. ("Market America") issued a press release announcing that it received a proposal from a management group composed of its President and Chief Executive Officer, James H. Ridinger, and Senior Vice President Loren Ridinger. Mr. Ridinger holds approximately 77% of Market America's common stock. Under the terms of the proposal, an entity which would hold the management group's stock would be merged with and into Market America, with Market America as the surviving corporation. All outstanding shares of Market America not already held by such management group will be acquired for a cash price of $8.00 per share.

     Item 7. Exhibits

          (c)  The following are furnished as exhibits to this report:

          99.1 Press Release, dated October 17, 2001, issued by Market America Inc.

          99.2 Offer Letter, dated October 17, 2001, from James H. Ridinger to Market America Inc.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  October 17, 2001



                                        MARKET AMERICA INC.


                                        By:  /s/ James H. Ridinger
                                            -----------------------
                                        Name:   James H. Ridinger
                                        Title:  Chairman of the Board, President
                                                and Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit    Description

99.1       Press Release, dated October 17, 2001, issued by Market America Inc.

99.2 Offer Letter, dated October 17, 2001, from James H. Ridinger to Market America Inc.